Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(5,513,884)
Unrealized Gain (Loss) on Market Value of Futures	(536,273)
Dividend Income	51
Interest Income	4,140
ETF Transaction Fees	350
Total Income (Loss)	$(6,045,616)

Expenses
General Partner Management Fees	$34,710
Professional Fees	15,584
Brokerage Commissions	7,754
Non-interested Directors' Fees and Expenses	462
Prepaid Insurance Expense	334
NYMEX License Fee	868
SEC & FINRA Registration Expense	3,818
Total Expenses	63,530
Expense Waiver	(19,962)
Net Expenses	$43,568
Net Income (Loss)	$(6,089,184)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/15	$75,626,436
Additions (50,000 Shares)	1,617,201
Net Income (Loss)	(6,089,184)

Net Asset Value End of Month	$71,154,453
Net Asset Value Per Share (2,250,000 Shares)	$31.62

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612